UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2022

ORGENESIS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54329	98-0583166
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation	Number)	Identification No.)

20271 Goldenrod Lane, Germantown, MD 20876

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 659-6404

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ORGS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Convertible Loan Agreement

As previously disclosed, on April 21, 2022, Orgenesis Inc. (the “Company”) entered into a convertible loan agreement (the “Convertible Loan Agreement”) with Yehuda Nir (the “Lender”), pursuant to which the Lender loaned the Company $5,000,000 (the “Loan Amount”) with an interest rate of 6% per annum (based on a 365-day year) and which was payable, along with the principal, on or before October 21, 2022 (the “Maturity Date”). Pursuant to the Convertible Loan Agreement, the Maturity Date may be extended by the Lender in the Lender’s sole and absolute discretion and any such extension(s) shall be in writing signed by the Parties and the Loan Amount may be prepaid by the Company in whole or in part at any time or at the Lender’s option, following any financing by the Company pursuant to which gross proceeds to the Borrower exceed $10,000,000. On May 16, 2022, the Company and the Lender entered into an amendment to such Convertible Loan Agreement (the “Amendment”) pursuant to which the Maturity Date was extended to July 21, 2023 and which allows for the Outstanding Amount (as defined in the Agreement) to be prepaid by the Company, at the Lender’s option, following any financing by the Company pursuant to which gross proceeds to the Company exceed $13,125,000.

The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the Amendment attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 is included under Item 1.01 of this Current Report on Form 8-K.

Item 8.01. Other Events.

On April 5, 2022, the Company previously announced that it had entered into a Securities Purchase Agreement with certain investors, dated as of March 30, 2022, for a private placement of 4,933,333 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a purchase price of $3.00 per share and warrants to purchase up to 1,000,000 shares of Common Stock at an exercise price of $4.50 per share, which was anticipated to result in approximately $14.8 million of gross proceeds (the “Private Placement”). As of May 16, 2022, the Company has received an aggregate of $1.7 million out of the expected $14.8 million from the Private Placement. Certain of the Private Placement investors have requested an extension for closing until June 30, 2022 and the Company has agreed to such extension to receive the remaining funds.

Item 9.01. Financial Statements and Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Amendment to Convertible Loan Agreement, dated May 16, 2022, by and among the Company and Yehuda Nir
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGENESIS INC.

Date: May 16, 2022	By:	/s/ Neil Reithinger
Neil Reithinger
Chief Financial Officer, Treasurer and
Secretary